EXHIBIT 99.1

Tenax Therapeutics Announces USPTO Grants Notice of Allowance for U.S. Patent Application, Significantly Broadening IP Protection for Use of Levosimendan in Pulmonary Hypertension with Heart Failure with Preserved Ejection Fraction (PH-HFpEF)

Once granted, this patent will:

●	provide U.S. intellectual property (IP) protection until December 2040, and may qualify for additional U.S. patent term extension (PTE) beyond 2040

●	broaden IP protection for oral (TNX-103), IV, and subcutaneous use of levosimendan, and its active metabolites (OR1896 and OR1855), in PH-HFpEF

●	expressly provide IP protection for levosimendan at all therapeutic doses for use in PH-HFpEF

●	expressly provide IP protection for levosimendan in combination with various cardiovascular drugs for use in PH-HFpEF

●	represent the third patent granted to Tenax since March of 2023 protecting the use of levosimendan in the treatment of PH-HFpEF.

CHAPEL HILL, N.C., February 06, 2024  (GLOBE NEWSWIRE) -- Tenax Therapeutics, Inc. (Nasdaq: TENX), a specialty pharmaceutical company focused on identifying, developing and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need, announced today that the United States Patent and Trademark Office (USPTO) has allowed its patent application with claims covering the use of TNX-103 (oral levosimendan), TNX-102 (subcutaneous levosimendan), TNX-101 (IV levosimendan), the active metabolites of levosimendan (OR1896 and OR18955) and various combinations of cardiovascular drugs with levosimendan when used to improve exercise performance in PH-HFpEF patients and, titled:  ”LEVOSIMENDAN FOR TREATING PULMONARY HYPERTENSION WITH HEART FAILURE WITH PRESERVED EJECTION FRACTION (PH-HFpEF).”

This new patent, once granted, will provide significant added IP protection through December 2040.  The Notice of Allowance indicates that the USPTO plans to grant Tenax expanded IP rights to the use of oral, subcutaneous, and intravenous (IV) administration of levosimendan, as well as its active metabolites (OR1896 and OR1855) for the treatment of PH-HFpEF, at all therapeutic doses.  It also indicates that IP protection will be provided for the use of combinations with various cardiovascular drugs, when used in PH-HFpEF patients.

“We are excited to receive a Notice of Allowance of another U.S. patent that will significantly broaden our existing IP claims, including coverage of expanded dose ranges and the combination of levosimendan and other drugs for use in PH-HFpEF.  This provides additional rationale for the future development of various drug-drug combinations with levosimendan,” said Chris Giordano, President & Chief Executive Officer of Tenax Therapeutics.  “Today’s patent news adds to the excitement generated by the recent initiation of investigative sites for our Phase 3 LEVEL study.”

Dr. Stuart Rich, Chief Medical Officer of Tenax Therapeutics, stated, “Studies on PH-HFpEF suggest that this heart failure condition is more prevalent than many physicians appreciate, with a projected incidence of approximately 2 million Americans by 2030, and with outcomes and mortality at least as poor as those observed in patients with HFpEF alone.  With no drugs yet approved for PH-HFpEF, levosimendan has already demonstrated its unique mechanism of action, K+ATP activation, in these patients.  Having this additional patent protection for its use in combination with other cardiovascular drugs, and via multiple routes of administration, affords Tenax the opportunity to evaluate the clinical utility of levosimendan in other related areas of cardiovascular disease.”

The patents covering the use of IV and oral levosimendan for the treatment of PH-HFpEF rely on key discoveries Tenax Therapeutics made with the HELP Study, in which levosimendan-treated PH-HFpEF patients benefited from a statistically significant improvement in 6-minute walk distance of 29 meters (p=0.03) when IV levosimendan was compared with placebo.  Patients who transitioned to the oral daily formulation after a lengthy treatment with the weekly IV formulation improved further in their 6-minute walk results.

About the Phase 3 LEVEL Study (NCT05983250)

The LEVEL Study is a Phase 3, double-blind, randomized, placebo-controlled study of levosimendan in patients with PH-HFpEF.  Approximately 152 subjects will be randomized in a 1:1 ratio to receive an oral dose of levosimendan or placebo 2 mg/day for Weeks 1 to 4 and 3 mg/day for Weeks 5 to 12.  The primary outcome measure for the study is six-minute walk distance from Baseline to Week 12.  All randomized subjects will have the option to enter the 92-week OLE following the completion of all study events at Week 12.

About Levosimendan (TNX-101, TNX-102, TNX-103)

Levosimendan is a unique potassium ATP channel activator and calcium sensitizer that affects the heart and vascular system through multiple mechanisms of action.  Initially discovered and developed by Orion Corporation in Finland, intravenous levosimendan is approved in 58 countries outside the United States for use in hospitalized patients with acutely decompensated heart failure.  Tenax Therapeutics has North American rights to develop and commercialize IV (TNX-101), subcutaneous (TNX-102), and oral (TNX-103) formulations of levosimendan.  Results of Tenax Therapeutics’ Phase 2 HELP trial of levosimendan in patients with pulmonary hypertension (PH) and heart failure with preserved ejection fraction (HFpEF) demonstrated that IV levosimendan produces potent dilation of the central and pulmonary venous circulations which translates into an improvement in exercise capacity, a discovery that forms the basis for LEVEL, the Phase 3 investigation of Tenax Therapeutics’ potential groundbreaking therapy.  To date, no other drug therapy has improved exercise tolerance in patients with PH associated with HFpEF, “a growing epidemic with high morbidity and mortality and no treatment.  The clear unmet need and lethal nature of PH-HFpEF must be met with novel solutions at all levels of therapeutic development.” (AHA Scientific Advisory, “A Call to Action,” 2022).

About Tenax Therapeutics

Tenax Therapeutics, Inc. is a specialty pharmaceutical company focused on identifying, developing, and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need.  The Company owns North American rights to develop and commercialize IV, subcutaneous, and oral formulations of levosimendan.  Tenax Therapeutics also is developing a unique oral formulation of imatinib.  For more information, visit www.tenaxthera.com.  Tenax’s common stock is listed on The Nasdaq Stock Market LLC under the symbol “TENX”.

Caution Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements.  These forward-looking statements may include information concerning possible or projected future business operations.  Actual results might differ materially from those explicit or implicit in the forward-looking statements.  Important factors that could cause actual results to differ materially include: risks related to our business strategy, including the prioritization and development of product candidates; intellectual property risks; risks of our clinical trials, including, but not limited to, the timing, delays, costs, design, initiation, enrollment, and results of such trials; any delays in regulatory review and approval of product candidates in development; reliance on third parties, including Orion Corporation, our manufacturers and CROs; risks regarding the formulation, production, marketing, customer acceptance and clinical utility of our product candidates; our estimates regarding the potential market opportunity for our product candidates; the potential advantages of our product candidates; our competitive position; our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; risks related to our continued listing on Nasdaq; our ability to maintain our culture and recruit, integrate and retain qualified personnel and advisors, including on our Board of Directors; volatility and uncertainty in the global economy and financial markets in light of the COVID-19 pandemic or similar health epidemics and geopolitical uncertainties such as in Ukraine; changes in legal, regulatory and legislative environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products; and other risks and uncertainties set forth from time to time in our SEC filings.  Tenax Therapeutics assumes no obligation and does not intend to update these forward-looking statements except as required by law.

Contacts

Investor Contact:

John Fraunces

Managing Director

LifeSci Advisors, LLC

C: 917-355-2395, or

Brian Mullen

LifeSci Advisors, LLC

C: 203-461-1175